UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 24, 2007

ROYAL GOLD, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13357	84-0835164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO	80202-1132
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 303-573-1660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events

On January 24, 2008, Royal Gold announced the purchase of three royalties from AngloGold Ashanti (USA) Exploration Inc., for $13.75 million. The first is a 2.0% net smelter return royalty on the Marigold mine located on the Battle Mountain-Eureka trend in Nevada, and operated by Goldcorp, Inc. The other two are a 2.0-4.0% sliding-scale NSR royalty and a 10.0% net profits interest royalty, each on the El Chanate mine located in Sonora, Mexico and operated by Capital Gold, Inc. The transaction is subject to completion of due diligence and is expected to close by the end of the first calendar quarter.

The press release is filed herewith as Exhibit 99.1 and is incorporated by reference herin.

Item 9.01      Financial Statements and Exhibits

(d) Exhibits

99.1      Press Release dated January 24, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc. (Registrant)

	By:	/s/ Karen Gross
	Name:	Karen Gross
	Title:	Vice President & Corporate Secretary

Dated: January 25, 2008

Exhibit Index

Exhibit No.   Description

99.1   Press Release dated January 24, 2008